Exhibit 21.1

SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED

TransDigm Inc. is a wholly owned subsidiary of TransDigm Group Incorporated.

TransDigm Inc. owns, directly or indirectly, the following subsidiaries:

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delware
Aircraft Accessories Ltd.	England
AmSafe, Inc.	Delaware
AmSafe—C Safe, Inc.	Delaware
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport Ltd.	England
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Commercial Products, Inc.	Delaware
AmSafe Commercial Products, (Kunshan) Co. Ltd.	China
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
AmSafe Industries, Inc.	Delaware
AmSafe Ltd.	England
AmSafe Logistics & Support Ltd.	England
AmSafe Services India Private Ltd.	India
AP Global Acquisition Corp.	Delaware
AP Global Holdings, Inc.	Delaware
Arkwin Industries, Inc.	New York
Arthur Hart & Son Limited	England
Avery Flight Interiors Ltd.	England
Avery Flight International Ltd.	England
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beams Industries, Inc.	Oklahoma
Bright (Overseas) Ltd.	England
Bridport—Air Carrier, Inc.	Washington
Bridport Aviation Asia Ltd.	England
Bridport Aviation Products Ltd.	England
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	England
Britannic Aviation Ltd.	England
Brownline Ltd.	England
Bruce Aerospace, Inc.	Delaware
Bruce Industries, Inc.	Colorado
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Dukes Aerospace, Inc.	Delaware
Harco Laboratories, Incorporated	Connecticut
Hartwell Corporation	California
Malaysian Aerospace Services, Inc.	Delaware
Marathon Power Technologies Limited	England
MarathonNorco Aerospace, Inc.	Delaware
McKechnie Aerospace DE, Inc.	Delaware

Name of Subsidiary	State of Jurisdiction of Incorporation or Organization
McKechnie Aerospace (Europe) Ltd.	England
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace Investments, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamores S.A. de C.V.	Mexico
Militair Aviation, Ltd.	England
OP Technologies, Inc.	Oregon
Safetex Marketing Ltd.	England
Safetywear Ltd.	England
Schneller Asia Pte. Ltd.	Singapore
Schneller Holdings LLC	Delaware
Schneller International Sales Corp.	Ohio
Schneller LLC	Delaware
Schneller S.A.R.L.	France
Semco Instruments, Inc.	Delaware
Skurka Aerospace, Inc.	Delaware
Technical Airborne Components Limited	England
Technical Airborne Components Industries SPRL	Belgium
Texas Rotronics, Inc.	Texas
TransDigm Receivables LLC	Delaware
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Traniscoil LLC	Delaware
Western Sky Industries LLC	Delaware
Whippany Actuation Systems, LLC	Delaware